UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2007
GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
916-355-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(b) On January 29, 2007, William A. Purdy, Jr., resigned his position as Vice President of GenCorp Inc. and President, Real Estate. In accordance with the agreement by and between Mr. Purdy and the Company as discussed in Item 5.02(e), Mr. Purdy will remain an employee of the Company performing new, non-executive officer, duties through June 30, 2008.
(e) On January 29, 2007 (the Effective Date), the Company entered into an Agreement & Release with William A. Purdy, Jr., the material terms of which provide that Mr. Purdy will (i) resign his position as an officer of the Company on the Effective Date; (ii) remain an employee of the Company until June 30, 2008 at his current salary through March 31, 2008 and at a monthly salary of $17,500 from April 1, 2008 through June 30, 2008; (iii) be paid $22,500 in exchange for signing a release of any claims against the Company; (iv) be paid $62,500 in exchange for the forfeiture and cancellation of certain equity awards outstanding as of the Effective Date; and (v) be paid the amount of $1,000 as consideration for the termination of the change-in-control / severance agreement by and between the Company and Mr. Purdy signed on August 28, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By:	/s/ Mark A. Whitney
Name:	Mark A. Whitney
Title:	Senior Vice President, Law; General Counsel and Secretary
Dated: January 30, 2007